UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2006

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2006, Piper Jaffray Companies (the "Company") announced that it will restructure its management team concurrent with the closing of the sale of its Private Client Services business to UBS AG. The sale is expected to close in the third quarter of 2006. In connection with this restructuring, Thomas P. Schnettler, who currently serves as head of the Company’s Corporate and Institutional Services business, will replace Sandra G. Sponem as chief financial officer, with broadened responsibility for leading corporate development and private equity activities and continued responsibility for the Company’s U.K. business. Ms. Sponem will be leaving the Company at the close of the sale to pursue other opportunities. Also effective on the closing date of the Private Client Services sale, Timothy L. Carter, the Company’s controller, will become its chief accounting officer, a title currently held by Ms. Sponem.

Mr. Schnettler, 49, joined the Company in 1986. He has served as head of Corporate and Institutional Services since July 2005 and served as head of the Company’s Equities and Investment Banking group from June 2002 to July 2005. Prior to that, Mr. Schnettler served as head of the Company’s Investment Banking group from October 2001 to June 2002 and as co-head of Investment Banking from 2000 to October 2001.

Mr. Carter, 39, joined the Company in 1995. He has served as the Company’s controller since 1999.

From time to time in the ordinary course of business, the Company, through its subsidiaries, engages in transactions with other corporations or entities whose officers or directors also are directors or officers of the Company or have an affiliation with the Company’s directors or officers. Such transactions are conducted on an arm’s-length basis and may not come to the attention of the Company’s directors or officers or those of the other corporations or entities involved. In addition, from time to time the Company’s officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by the Company, such as investment and financial advisory services. With respect to the Company’s officers and employee directors, such goods and services are provided on terms comparable to those extended to employees of the Company generally. With respect to the Company’s non-employee directors and their affiliates, such goods and services are provided on substantially the same terms as those prevailing at the time for comparable transactions with non-employees.

From time to time, certain of the Company’s directors, officers and other employees who are accredited investors may invest their personal funds directly in funds managed by the Company, through its subsidiaries, on the same terms and with the same conditions as other investors in these funds, who may not be the Company’s directors, officers or employees. Mr. Schnettler invested $100,000 in one such fund in 2005.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

99 Press Release dated May 18, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

May 18, 2006	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release dated May 18, 2006